                                                                    EXHIBIT 99.2


           [Letterhead of Burlington Northern Santa Fe Corporation]

FOR IMMEDIATE RELEASE                             MEDIA CONTACT: Richard Russack
#49                                                          (BN) (817) 333-6116


                                                              Catherine Westphal
                                                       (Santa Fe) (708) 995-6273


         BURLINGTON NORTHERN SANTA FE CORPORATION ANNOUNCES CLOSING OF
           BUSINESS COMBINATION BETWEEN BURLINGTON NORTHERN INC. AND
                         SANTA FE PACIFIC CORPORATION

              Trading to Commence Today on NYSE under Symbol, BNI
      Common Stock Also Will Trade on Chicago and Pacific Stock Exchanges

        FORT WORTH, Texas, September 22, 1995 - Burlington Northern Santa Fe Corporation (BNSF) announced that the business combination between Burlington Northern Inc. (BNI) and Santa Fe Pacific Corporation (SFP) became effective at 8:32 a.m. E.D.T. today. BNI and SFP are subsidiaries of BNSF, a new public company.

        As a result, each share of SFP common stock will be exchanged for
0.41143945 of a share of newly issued BNSF common stock and each share of BNI stock will be exchanged for one share of BNSF common stock. In addition, each share of BNI's 6-1/4% Cumulative Convertible Preferred Stock, Series A will become one share of BNSF preferred stock with substantially identical terms and will be convertible into BNSF common stock.

        The BNSF common and preferred stock will begin trading today, under the symbol BNI, on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


        On or about Sept. 27, 1995, SFP and BNI registered shareholders will receive an information package from the Exchange Agent, Transfer Agent and Registrar for BNSF, First Chicago Trust Company of New York. This package will include instructions about the certificate exchange process.

        Pursuant to the BNI-SFP merger agreement, the exchange ratio for each share of SFP common stock increased from 0.40 to 0.41143945 shares of BNSF common stock as a result of the repurchase by Santa Fe Pacific of 3,614,739 shares of its common stock between Feb. 7, the date of shareholder approval, and Sept. 21, 1995. BNSF has approximately 142 million outstanding shares.

        Burlington Northern Santa Fe Corporation owns the largest railroad network in the United States with more than 31,000 route miles reaching across 27 states and two Canadian provinces to provide single-line service to shippers. The network stretches from the Midwest to California and to the Pacific Northwest, across the Southeast, the Southwest and the Pacific Northwest, and between the Gulf of Mexico and Canada.


                                      ###

           [Letterhead of Burlington Northern Santa Fe Corporation]

FOR IMMEDIATE RELEASE                             MEDIA CONTACT: Richard Russack
#50                                                          (BN) (817) 333-6116


                                                              Catherine Westphal
                                                       (Santa Fe) (708) 995-6273


              BURLINGTON NORTHERN SANTA FE CORPORATION ANNOUNCES
                  APPOINTMENT OF 19-MEMBER BOARD OF DIRECTORS

          Board approves Previously Announced Senior Management Team;
           Coopers and Lybrand, L.L.P. Named Independent Accountants


FORT WORTH, TEXAS, Sept. 22, 1995 - The board of directors for Burlington Northern Santa Fe Corporation (BNSF) held its initial meeting today. The members of the 19-person board are:


Gerald Grinstein        - BNSF Chairman, formerly Chairman and Chief
                          Executive Officer, Burlington Northern Inc. (BN)

Robert D. Krebs         - BNSF President and Chief Executive Officer, formerly
                          Chairman, President and Chief Executive Officer, Santa Fe Pacific Corporation (Santa Fe)

Joseph F. Alibrandi     - Chairman of Whittaker Corporation and BioWhittaker,
                          Inc., formerly a Santa Fe director

Jack S. Blanton         - Chairman and Chief Executive Officer, Houston
                          Endowment, Inc., formerly a BN director

John J. Burns, Jr.      - President, Chief Executive Officer and Director,
                          Alleghany Corporation, formerly a Santa Fe director

Daniel P. Davison       - Chairman, PPI and retired Chairman and Chief
                          Executive Officer, U.S. Trust Corporation, formerly a BN director.

George Deukmejian       - Partner, Sidley & Austin, and former Governor of the
                          State of California, formerly a Santa Fe director


                                   - more -

                                                                          Page 2
                                                                            BNSF

David J. Evans           - Chairman, Daniel J. Evans Associates, and former U.S.
                           Senator and Governor of the State of Washington, formerly a BN director

Barbara C. Jordan        - Professor, Lyndon B. Johnson School of Public
                           Affairs, University of Texas at Austin, formerly a BN director

Bill M. Lindig           - President, Chief Executive Officer and Director,
                           SYSCO Corporation, formerly a Santa Fe director

Ben F. Love              - Director and Consultant, Retired Chairman and Chief
                           Executive Officer, Texas Commerce Bancshares, Inc., formerly a BN director

Roy S. Roberts           - Vice President, General Motors Corporation and
                           General Manager, GMC Truck Division, formerly a Santa Fe director

Marc J. Shapiro          - Chairman, President and CEO, Texas Commerce Bank and
                           Management Committee Member, Chemical Banking Corporation

Arnold R. Weber          - Chancellor, Northwestern University and President of
                           the Civic Committee of the Commercial Club of Chicago, formerly a BN director

Robert H. West           - Chairman and Chief Executive Officer, Butler
                           Manufacturing Company, formerly a Santa Fe director

J. Steven Whisler        - President, Phelps Dodge Mining Company and Senior
                           Vice President and Senior Management Committee Member, Phelps Dodge Corporation

Edward F. Whitacre       - Chairman and Chief Executive Officer, SBC
                           Communications Inc., formerly a BN director

Ronald B. Woodard        - President, Boeing Commercial Airplane Group

Michael B. Yanney        - Chairman and Chief Executive, America First
                           Companies, formerly a BN director

                                   - more -

                                                                          Page 3
                                                                            BNSF

        The BNSF board approved the recommendation of Messrs. Grinstein and Krebs relating to the appointment of nine senior vice presidents, announced Sept. 6, who will report to Mr. Krebs. The Board also approved the appointment of Coopers and Lybrand, L.L.P. as independent accountants.

        Burlington Northern Santa Fe Corporation owns the largest railroad network in the United States with more than 31,000 route miles reaching across 27 states and two Canadian provinces to provide single-line service to shippers. The network stretches from the Midwest to California and the Pacific Northwest, across the Southeast, the Southwest and the Pacific Northwest, and between the Gulf of Mexico and Canada.

                                      ###